EXHIBIT 2B

                              SHAREHOLDER AGREEMENT

                                  BY AND AMONG

                                   ORBIS, INC.

                              TRIPLE I CORPORATION

                                       AND

                    THE SHAREHOLDERS OF TRIPLE I CORPORATION



                           DATED AS OF AUGUST __, 1996











                                TABLE OF CONTENTS

                                                                            Page


1.       Exchange of Shares .................................................. 1
         1.1      Transfer of Triple I Stock ................................. 1
         1.2      Issuance of Industrial Imaging Common Stock ................ 2
         1.3      Conversion of Warrants and Options ......................... 2

2.       Representations and Warranties of Triple I .......................... 2
         2.1      Capitalization of Triple I ................................. 2
         2.2      Authorization .............................................. 3
         2.3      Organization and Good Standing ............................. 3
         2.4      Books and Records .......................................... 3
         2.5      Financial Statements ....................................... 4
         2.6      Tax Matters ................................................ 4
         2.7      Title to Properties ........................................ 5
         2.8      Agreements, Contracts and Commitments....................... 5
         2.9      Required Consents, No Default .............................. 6
         2.10     Litigation.................................................. 6
         2.11     No Broker's or Finder's Fees................................ 6
         2.12     Compliance with Agreements and Laws......................... 6
         2.13     Employee Relations and Labor Matters........................ 7
         2.14     Tort Claims................................................. 7
         2.15     Disclosure.................................................. 7

3.       Representations and Warranties of Orbis.............................. 7
         3.1      Reincorporation and Capitalization of Orbis................. 8
         3.2      Authorization............................................... 8
         3.3      Organization and Good Standing.............................. 8
         3.4      Books and Records........................................... 9
         3.5      Financial Statements........................................ 9
         3.6      Tax Matters................................................. 9
         3.7      Title to Properties.........................................10
         3.8      Agreements, Contracts and Commitments.......................10
         3.9      Required Consents, No Default...............................11
         3.10     Litigation..................................................11
         3.11     No Broker's or Finder's Fees................................11
         3.12     Tort Claims.................................................11
         3.13     Disclosure..................................................11


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4.       Representations and Warranties of the Shareholders...................12

5.       Conditions to Closing................................................12
         5.1      Resignation of Officers.....................................12
         5.2      Opinion of Counsel..........................................13
         5.3      Accuracy of Representations and Warranties and Performance
                  of Obligation by Triple I and Orbis.........................13
         5.4      Legal Proceedings...........................................13
         5.5      Orbis Stockholder Approval..................................13

6.       Provisions for Indemnification.......................................13

7.       Termination..........................................................14

8.       Tax Consequences.....................................................14

9.       Entire Agreement.....................................................14

10.      Waiver   ............................................................15

11.      Severability.........................................................15

12.      Governing Law........................................................15

13.      Binding Agreement....................................................15

14       Counterparts.........................................................15

15.      Assignment...........................................................15

16.      Arbitration..........................................................15

17.      Counsel  ............................................................15

Exhibit A         List of Triple I Shareholders

Exhibit B         Triple I's Master Schedule

Exhibit C         Outstanding Options and Warrants of Triple I

Exhibit D         Orbis Master Schedule


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                             SHAREHOLDERS' AGREEMENT

         This Shareholders' Agreement (the "Agreement") is made and entered into as of the ___th day of December, 1996 (the "Effective Date") by and among Orbis, Inc. ("Orbis" or its successor corporation Industrial Imaging Corporation) a Rhode Island corporation and the shareholders of Triple I Corporation, a Delaware Corporation ("Triple I"), which are listed in Exhibit A (collectively, the "Shareholders").

                              W I T N E S S E T H:

         WHEREAS, the Shareholders own all of the issued and outstanding capital stock of Triple I Corporation, a Delaware corporation with its principal place of business at One Lowell Research Center, 847 Rogers Street, Lowell, Massachusetts 01852; and

         WHEREAS, Orbis shall reincorporate under Delaware corporate law and change its name to Industrial Imaging Corporation ("Industrial Imaging");

         WHEREAS, Industrial Imaging will have authority to issue 20,000,000 shares of Common Stock, $.01 par value, of Industrial Imaging (the "Industrial Imaging Common Stock"), 525,000 shares of which will be issued and outstanding immediately prior to the date of the Exchange (as defined below);

         WHEREAS, the Shareholders believe that it is in each of their best interests to exchange all of Triple I outstanding Common Stock, $.01 par value (the "Triple I Stock") for Industrial Imaging Common Stock (the "Exchange"); and

         WHEREAS, the Board of Directors of Industrial Imaging (as the successor corporation of Orbis), by resolutions duly adopted, has approved this Agreement and the issuance of a total of 5,000,237 shares of Industrial Imaging Common Stock to the Shareholders in the amounts as hereinafter described;

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, Orbis, Triple I and the Shareholders agree as follows:

1.       EXCHANGE OF SHARES

         1.1. Transfer of Triple I Stock. The Exchange shall be effective upon the ratification of this Agreement by Orbis shareholders, the reincorporation of Orbis as a Delaware corporation under the name of Industrial Imaging and the approval by each Shareholder of this Agreement as indicated by their signature hereto. Each Shareholder shall deliver the certificate evidencing their Triple I Stock to a representative of Triple I's legal counsel, O'Connor, Broude & Aronson, as agent (the "Exchange Agent"). The Exchange Agent shall mail to any Shareholder who has not duly surrendered his Triple I Stock certificates as of the Effective Date, a letter of transmittal, together


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with  instructions  on how to surrender such Triple I Stock  certificates to the
Exchange Agent. Upon receiving these instructions, each holder of an outstanding certificate who has not previously delivered his Triple I Stock certificates shall surrender them to the Exchange Agent.

         1.2. Issuance of Industrial Imaging Common Stock. On the Effective Date, Industrial Imaging shall issue to each Shareholder who has surrendered his Triple I Stock certificates, as described in the Section 1, one share of Industrial Imaging Common Stock for each share of Triple I Stock. All shares of Industrial Imaging Common Stock to be issued on the Effective Date will be deemed issued as of the Effective Date. Triple I Stock shall be deemed to be cancelled whether or not the certificates have been surrendered or otherwise accounted for.

         Holders of Triple I Stock will not receive any dividends or distributions with respect to shares of Industrial Imaging Common Stock which may be declared or payable following the Effective Date to holders of record of Industrial Imaging Common Stock until and unless they surrender their Triple I Stock certificates to the Exchange Agent. Former holders of Triple I Stock will be entitled to exercise all rights of holders of shares of Industrial Imaging Common Stock without having to surrender their stock certificates, except the right to receive dividends or distributions.

         1.3. Conversion of Warrants and Options. At the Effective Date, by virtue of the Exchange and without any action on the part of the holder thereof each option and/or warrant to purchase Triple I Common Stock outstanding immediately prior to the Effective Date shall be changed and converted into an option and/or warrant to purchase Industrial Imaging Common Stock on the basis of the following ratio:

         (a) An option to purchase one (1) share of Triple I Common Stock shall be converted into an option to purchase one (1) share of Industrial Imaging Common Stock.

         (b) A warrant to purchase one (1) shares of Triple I Common Stock shall be converted into a warrant to purchase one (1) share of Industrial Imaging Common Stock.

2.       REPRESENTATIONS AND WARRANTIES OF  TRIPLE I.

         Triple I represents and warrants to Industrial Imaging, upon which representations and warranties Industrial Imaging shall be entitled to rely regardless of any investigation by Industrial Imaging of the affairs of Triple I, as follows (as supplemented by any referenced exhibit or on the Triple I's Master Schedule dated as of August 1, 1996 listed in Exhibit B (the "Triple I's Master Schedule"):

         2.1 Capitalization of Triple I. Triple I's authorized capital stock consists of 8,700,000 shares of Common Stock, $.01 par value per share, of which 5,000,787 shares are issued and outstanding on the date hereof, 1,000,000 shares of Series A Preferred Stock, $.01 par value per share, of which no shares are issued and outstanding on the date hereof, and 300,000 shares of Series


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B Preferred  Stock,  $.01 par value per share, of which no shares are issued and outstanding on the date hereof. All such issued and outstanding shares of Common Stock have been duly and validly issued and are fully paid and non-assessable. All outstanding options, warrants or other rights to purchase from Triple I any capital stock of Triple I are listed on Exhibit C.

         2.2 Authorization. This Agreement has been duly and validly executed and delivered by Triple I. Subject to the approval of the Agreement by the Shareholders, this Agreement constitutes, and, when executed and delivered at the Closing, all other agreements entered into in connection with the transactions contemplated hereby to which Triple I is a party will constitute, the valid and legally binding obligations of Triple I, enforceable against it in accordance with their respective terms except insofar as enforceability may be limited by bankruptcy, insolvency, or similar laws affecting the rights of
creditors  and  general  equitable  principles.  The  execution,   delivery  and
performance by Triple I of this Agreement and the agreements provided for herein, and the consummation by Triple I of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, (a) violate the provisions of any law, rule or regulation applicable to Triple I; (b) violate the provisions of the Certificate of Incorporation or Bylaws of Triple I; (c) violate any judgment, decree, order or award of any court, governmental body or arbitrator; or (d) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under or the creation of any indebtedness, contract, lease, license, permit, lien, charge or encumbrance upon the properties or assets of Triple I pursuant to, any indenture, mortgage, deed of trust or other instrument or agreement to which Triple I is a party or by which Triple I or any of its properties is or may be bound, subject to the consent requirements described in Triple I's Master Schedule.

         2.3 Organization and Good Standing. Triple I is a corporation duly organized, validly existing and in good standing under the laws of the Delaware and has all requisite power and authority (corporate and other) to own its properties and to carry on its business as now being conducted. Except as disclosed in Triple I's Master Schedule, Triple I is duly qualified to do business and in good standing in all jurisdictions in which its ownership of property or the character of its business requires such qualification and where failure to be so qualified would have an adverse effect on Triple I. Neither Triple I nor any of its officers or directors are subject to any agreement, commitment or understanding which restricts or may restrict the conduct of Triple I's business in any jurisdiction or location. The copies of the Certificate of Incorporation and Bylaws of Triple I previously delivered to Industrial Imaging are complete and correct.

         2.4 Books and Records. The minute books of Triple I produced for Industrial Imaging's review contain an accurate record of all meetings and other corporate action of the Triple I Shareholders and the Board of Directors of Triple I. The stock ledgers of Triple I produced for Industrial Imaging's review contain an accurate record of the holdings of the stock issued by Triple I and all transfers in connection therewith.


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         2.5      Financial Statements.

                  (a) Triple I's Financial Statements. Triple I has delivered to Industrial Imaging true and complete copies of its Balance Sheets as of September 31, 1995 and related Statements of Operations, Stockholders' Equity and Cash Flows, all of which have been audited by Coopers & Lybrand L.L.P. as set forth in their report thereon, and its unaudited Balance Sheet as of March 31, 1996 and related Statement of Operations for the six months then ended (collectively, the "Financial Statements"). Except as described in Triple I's Master Schedule, all Financial Statements are in accordance with the books and records of Triple I, and (i) present fairly the financial position and results of operations of Triple I as of the respective dates and for the respective periods indicated, (ii) include all adjustments required to fairly reflect the financial condition of Triple I and, (iii) have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods and practices; provided, however, that the interim financial statements as of and for the six months ended March 31, 1996 have been prepared in accordance with Triple I's normal practices for internal management reporting purposes and accordingly certain items may not be classified in a manner consistent with the generally accepted accounting principles followed in the preparation of Triple I's audited financial statements and such interim financial statements do not include the notes required by generally accepted accounting principles.

                  (b) No Adverse Changes or Undisclosed Liabilities. Except as disclosed in Triple I's Master Schedule, since March 31, 1996, there has not occurred or arisen, whether or not in the ordinary course of business any material adverse change in the assets or financial condition of Triple I or any adverse change in the operation or business of Triple I. Triple I has no liabilities or obligations, fixed, accrued, contingent or otherwise, which are required to be reflected on financial statements prepared in accordance with the generally accepted accounting principles as set forth in the Financial Statements and which are not fully reflected or provided for on, or disclosed in the notes to, the Financial Statements, where applicable, except liabilities and obligations incurred in the ordinary course of business since March 31, 1996, none of which individually or in the aggregate has been or is adverse to the operations, business, financial condition or prospects of Triple I.

         2.6      Tax Matters.

                  (a) Except as disclosed on Triple I's Master Schedule, Triple I has paid (and, as to any of the following which are payable after the Effective Date, Triple I has properly reserved against in accordance with generally accepted accounting principles) all income taxes, capital gains taxes, payroll and withholding taxes, capital taxes, sales and use taxes, goods and services taxes, business taxes, ad valorem taxes, property taxes, excise taxes, customs and import duties, rates, levies, assessments and fees, and all other taxes of every kind, character or description, including all interest, fines, and penalties relating thereto, imposed by any governmental or quasi-governmental authority, domestic or foreign, whether federal, state, territorial or municipal (collectively, the "Taxes") required to be paid by Triple I for all periods prior to the Effective Date. No outstanding assessments, reassessments, Notices of Determination, or notices of any kind whatsoever with respect to any such Taxes exist or could become a lien on the properties or assets of Triple I. Except


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as disclosed on Triple I's Master  Schedule,  Triple I has duly and timely filed or caused to be filed all reports, returns and other documents relating to or covering all such Taxes, which are due or required to be filed at or prior to the date of Effective Date, and the Taxes or applicable amount shown thereon have been timely accrued and paid. No such filings have contained any misstatement or omitted any statement of any fact that should have been included therein.

         2.7 Title to Properties. Except as disclosed in Triple I's Master Schedule, Triple I has good and marketable title to all of its properties and assets reflected in the Financial Statements or acquired since March 31, 1996, except properties and assets disposed of in the ordinary course of business since the date thereof, and none of such properties or assets is subject to any mortgage, pledge, lien, security interest, lease, charge, encumbrance, objection, claim or joint ownership. To its knowledge, Triple I is not in violation of any applicable zoning laws or in violation of any other local, state or federal laws and regulations affecting the use and occupancy of such property, which violation would have a material adverse effect on Triple I.

         2.8 Agreements, Contracts and Commitments. Except as shown on Triple I's Master Schedule, Triple I is not a party to or liable in connection with and has not made or granted any oral or written:

                  (a) Note, loan, credit, security or guaranty agreement or other obligation relating to the borrowing of money;

                  (b) license agreement, or sales representative, distributor, franchise, advertising or property management agreement;

                  (c) agreement for the future purchase by Triple I of any material, equipment, services or supplies in an amount in excess of $25,000 in any instance or $100,000 in the aggregate, other than purchase orders issued by Triple I in the ordinary course of business for components and supplies used in the manufacture and service of its products;

                  (d) agreement for the future sale by Triple I of any materials, equipment, services or supplies in an amount in excess of $25,000 in any instance or $100,000 in the aggregate, other than purchase orders for Triple I products and services received by Triple I from customers in the ordinary course of business;

                  (e) agreement, not elsewhere specifically disclosed pursuant to this Agreement, involving, or providing any benefit to, any officer, director, employee or stockholder of Triple I;

                  (f) agreement or arrangement for the sale of any of its assets or the grant of any preferential rights to purchase any of its assets, property or rights or requiring the consent of any party to the transfer and assignment of such assets, property or rights, other than purchase orders for ETO products in the ordinary course of business;

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                  (g) any contracts, agreements or other arrangements imposing a non-competition or non-solicitation obligation on Triple I; and

                  (h) any other agreement, whether or not in the ordinary course of business, which is not otherwise disclosed in this Agreement and which (i) can reasonably be expected to require the payment to or by Triple I of more than $25,000 in the aggregate for all such agreements in any period of 12 months or
(ii) has a remaining term of more than six months and cannot be terminated by Triple I on 60 days' or less notice.

         All agreements listed on Triple I's Master Schedule are valid and in full force and effect, unless otherwise indicated therein.

         2.9 Required Consents, No Default. Except as described in Triple I's Master Schedule, neither the execution and delivery of this Agreement nor the consummation of the Exchange, nor compliance by Triple I with its terms and provisions will require the affirmative consent, approval, order or authorization of or any registration, declaration or filing with any third party or governmental authority, the failure to obtain which would have an adverse effect on the Surviving Corporation after the Effective Date. Triple I is not in default under or in violation of any provision of its Certificate of Incorporation or Bylaws. Triple I is not in default under or in violation of any provision of any indenture, mortgage, lease, loan or other agreement to which it is a party or is bound or to which its properties are subject, which default or violation would have an adverse effect on Triple I's business.

         2.10 Litigation. There is no action, suit or proceeding to which Triple I is a party (either as a plaintiff or defendant or otherwise) pending or, to Triple I's knowledge, threatened before any court or governmental agency, authority, body or arbitrator, and Triple I is not aware of any basis for any such action, suit or proceeding. Neither Triple I nor any officer, director or employee of Triple I has been permanently or temporarily enjoined by any order, judgment or decree of any court or any governmental agency, authority or body from engaging in or continuing any conduct or practice in connection with the business, assets, or properties of Triple I. There is not in existence on the date hereof any order, judgment or decree of any court, tribunal or agency enjoining or requiring Triple I to take any action of any kind with respect to its business, assets or properties.

         2.11 No Broker's or Finder's Fees. No agent, broker, investment banker, person or firm acting on behalf of Triple I or any of its affiliates or under the authority of any of them is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly in connection with any of the transactions contemplated herein.

         2.12 Compliance with Agreements and Laws. Triple I has all required licenses, permits and certificates, including health and safety permits, from federal, state and local authorities necessary to conduct its business as currently conducted the failure to have which, individually or collectively, would have an adverse effect on its business or assets (collectively, the "Permits"). To the best of Triple I's knowledge, the business of Triple I as conducted through the date hereof has not violated any federal, state, local or foreign laws, regulations or orders (including, but not limited to, any of the foregoing relating to employment discrimination, occupational safety, conservation, or corrupt practices), the enforcement of which would have an adverse effect on the business of Triple I. Triple I has had no notice or communication from any federal, state or local governmental or regulatory authority or otherwise of any such violation or noncompliance.

         2.13     Employee Relations and Labor Matter.

                  (a) Triple I is in compliance with all federal, state and municipal laws regarding employment, employment practices, terms and conditions of employment and wages and hours, the failure of which would, individually or collectively, have an adverse effect on Triple I's business or assets, and it is not engaged in any unfair labor practice, and there are no arrears in the payment of wages or social security taxes.

                  (b) None of the employees of Triple I is represented by any labor union, nor does Triple I have any agreements, whether directly or indirectly, with any labor union, employee association or other similar entity. Triple I has not made commitments to or conducted negotiations with any labor union or employee association or similar entity with respect to any future agreements. No trade union, employee association or other similar entity has any bargaining rights acquired by either certification or voluntary recognition with respect to the employees of Triple I. There is no unfair labor practice complaint against Triple I pending before any federal, state or local agency. There is no pending labor strike or other material labor trouble affecting Triple I (including, without limitation, any organizational drive).

                  (c) Triple I is in compliance with all applicable and material provisions of the Federal Fair Labor Standards Act or any similar state statute and all rules and regulations under each, the failure of which would, individually or collectively, have an adverse effect on Triple I's business or assets.

         2.14 Tort Claims. Except as disclosed in Triple I's Master Schedule, there are no personal injury, property damage or other tort claims made against ETO, not including service calls, and all accidents known to Triple I which could reasonably be expected to give rise to such a claim.

         2.15 Disclosure. The representations and warranties by Triple I in this Agreement, including the certificates, Exhibits and Schedules furnished by Triple I do not contain any untrue or misleading statement of a material fact or omit to state a material fact reasonably related to the transactions covered by this Agreement, and all such representations and warranties are and on the Effective Date will be accurate and complete in all material respects.

3.       REPRESENTATIONS AND WARRANTIES OF ORBIS.

         Orbis represents and warrants to the Shareholders and Triple I, upon which representations and warranties the Shareholders and Triple I shall be entitled to rely regardless of any investigation by Shareholders and Triple I of the affairs of Orbis (and its successor corporation Industrial Imaging), as follows (as supplemented by any referenced exhibit or on Orbis's master schedule dated as of August 1, 1996 listed in Exhibit D (the "Orbis Master Schedule"):

         3.1 Reincorporation and Capitalization of Orbis. As of the Effective Date, Orbis will have (i) reincorporated as a Delaware corporation, (ii) changed its name to Industrial Imaging, and (iii) authorized capital stock will consist of 20,000,000 shares of Common Stock, $.01 par value per share, of which 525,000 shares are issued and outstanding, and 1,000,000 shares of Preferred Stock, $.01 par value per share, of which no shares are issued and outstanding. Orbis shall also have authorized a 1996 Stock Option Plan with _____ shares reserved for issuance under the plan. All such issued and outstanding shares of Common Stock have been duly and validly issued and are fully paid and non-assessable. Except as provided in Orbis's Master Schedule, there are no outstanding options, warrants or other rights to purchase from Orbis any capital stock of Orbis.

         3.2 Authorization. This Agreement has been duly and validly executed and delivered by Orbis. This Agreement constitutes, and, when executed and delivered on the Effective Date, all other agreements entered into in connection with the transactions contemplated hereby to which Orbis is a party will constitute, the valid and legally binding obligations of Orbis, enforceable against it in accordance with their respective terms except insofar as enforceability may be limited by bankruptcy, insolvency, or similar laws affecting  the  rights  of  creditors  and  general  equitable  principles.  The execution, delivery and performance by Orbis of this Agreement and the agreements provided for herein, and the consummation by Orbis of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, (a) violate the provisions of any law, rule or regulation applicable to Orbis; (b) violate the provisions of the Certificate of Incorporation or Bylaws of Orbis; (c) violate any judgment, decree, order or award of any court, governmental body or arbitrator; or (d) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under or the creation of any indebtedness, contract, lease, license, permit, lien, charge or encumbrance upon the properties or assets of Orbis pursuant to, any indenture, mortgage, deed of trust or other instrument or agreement to which Orbis is a party or by which Orbis or any of its properties is or may be bound.

         3.3 Organization and Good Standing. Orbis is (and as of the Effective Date, Industrial Imaging will be) a corporation duly organized, validly existing and in good standing under the laws of its State of incorporation and has all requisite power and authority (corporate and other) to own its properties and to carry on its business as now being conducted. Except as disclosed in the Orbis's Master Schedule, Orbis is duly qualified to do business and in good standing in all jurisdictions in which its ownership of property or the character of its business requires such qualification and where failure to be so qualified would have an adverse effect on Orbis. Neither Orbis nor any of its officers or directors are subject to any agreement, commitment or understanding which restricts or may restrict the conduct of Orbis's business in any jurisdiction or location. The copies of the Certificate of Incorporation and Bylaws of Orbis previously delivered to Triple I are complete and correct.

         3.4 Books and Records. The minute books of Orbis produced for Triple I's review contain an accurate record of all meetings and other corporate action of the Orbis stockholders and the Board of Directors of Orbis. The stock ledgers of Orbis produced for Triple I's review contain an accurate record of the holdings of the stock issued by Orbis and all transfers in connection therewith.

         3.5      Financial Statements.

                  (a) Orbis's Financial Statements. Orbis has delivered to Triple I true and complete copies of its Balance Sheets as of March 31, 1996 and related Statements of Operations, Stockholders' Equity and Cash Flows, all of which have been audited by Cager, Prescott, Clune & Chatellier as set forth in their report thereon, (collectively, the "Financial Statements"). Except as described in the Orbis Master Schedule, all Financial Statements are in accordance with the books and records of Orbis, and (i) present fairly the financial position and results of operations of Orbis as of the respective dates and for the respective periods indicated, (ii) include all adjustments required to fairly reflect the financial condition of Orbis and, (iii) have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods and practices.

                  (b) No Adverse Changes or Undisclosed Liabilities. Except as disclosed in Master Schedule, since March 31, 1996, there has not occurred or arisen, whether or not in the ordinary course of business any material adverse change in the assets or financial condition of Orbis or any adverse change in the operation or business of Orbis. Orbis has no liabilities or obligations, fixed, accrued, contingent or otherwise, which are required to be reflected on financial statements prepared in accordance with the generally accepted accounting principles as set forth in the Financial Statements and which are not fully reflected or provided for on, or disclosed in the notes to, the Financial Statements, where applicable, except liabilities and obligations incurred in the ordinary course of business since March 31, 1996, none of which individually or in the aggregate has been or is adverse to the operations, business, financial condition or prospects of Orbis.

         3.6      Tax Matters.

                  Except as disclosed on the Orbis  Master  Schedule,  Orbis has paid (and, as to any of the following which are payable after the Effective Date, Orbis has properly reserved against in accordance with generally accepted accounting principles) all income taxes, capital gains taxes, payroll and withholding taxes, capital taxes, sales and use taxes, goods and services taxes, business taxes, ad valorem taxes, property taxes, excise taxes, customs and import duties, rates, levies, assessments and fees, and all other taxes of every kind, character or description, including all interest, fines, and penalties relating thereto, imposed by any governmental or quasi-governmental authority, domestic or foreign, whether federal, state, territorial or municipal (collectively, the "Taxes") required to be paid by Orbis for all periods prior to the Effective Date. No outstanding assessments, reassessments, Notices of Determination, or notices of any kind whatsoever with respect to any such Taxes exist or could become a lien on the properties or assets of Orbis. Except as disclosed on the Orbis Master Schedule, Orbis has duly and timely filed or caused to be filed all reports, returns and other documents relating to or covering all such Taxes, which are due or required to be filed at or prior to the date of Effective Date, and the Taxes or applicable amount shown thereon have been timely accrued and paid. No such filings have contained any misstatement or omitted any statement of any fact that should have been included therein.

         3.7 Title to Properties. Except as disclosed in the Orbis Master Schedule, Orbis has good and marketable title to all of its properties and assets reflected in the Financial Statements or acquired since March 31, 1996, except properties and assets disposed of in the ordinary course of business since the date thereof, and none of such properties or assets is subject to any mortgage, pledge, lien, security interest, lease, charge, encumbrance, objection, claim or joint ownership.

         3.8  Agreements,  Contracts  and  Commitments.   Except as shown on the
Orbis Master Schedule, Orbis is not a party to or liable in connection with and has not made or granted any oral or written:

                  (a) Note, loan, credit, security or guaranty agreement or other obligation relating to the borrowing of money;

                  (b) license agreement, or sales representative, distributor, franchise, advertising or property management agreement;

                  (c) agreement for the future purchase by Orbis of any material, equipment, services or supplies in an amount in excess of $25,000 in any instance or $100,000 in the aggregate, other than purchase orders issued by Orbis in the ordinary course of business for components and supplies used in the manufacture and service of its products;

                  (d) agreement for the future sale by Orbis of any materials, equipment, services or supplies in an amount in excess of $25,000 in any instance or $100,000 in the aggregate, other than purchase orders for Orbis products and services received by Orbis from customers in the ordinary course of business;

                  (e) agreement, not elsewhere specifically disclosed pursuant to this Agreement, involving, or providing any benefit to, any officer, director, employee or stockholder of Orbis;

                  (f) agreement or arrangement for the sale of any of its assets or the grant of any preferential rights to purchase any of its assets, property or rights or requiring the consent of any party to the transfer and assignment of such assets, property or rights, other than purchase orders for ETO products in the ordinary course of business;

                  (g) any contracts, agreements or other arrangements imposing a non-competition or non-solicitation obligation on Orbis; and

                  (h) any other agreement, whether or not in the ordinary course of business, which is not otherwise disclosed in this Agreement and which (i) can reasonably be expected to require the payment to or by Orbis of more than $25,000 in the aggregate for all such agreements in any period of 12 months or
(ii) has a remaining term of more than six months and cannot be terminated by Orbis on 60 days' or less notice.

All agreements listed on Master Schedule are valid and in full force and effect, unless otherwise indicated therein.

         3.9 Required Consents, No Default. Except as described in the Orbis Master Schedule, neither the execution and delivery of this Agreement nor the consummation of the Exchange, nor compliance by Orbis with its terms and provisions will require the affirmative consent, approval, order or authorization of or any registration, declaration or filing with any third party or governmental authority, the failure to obtain which would have an adverse effect on the Surviving Corporation after the Effective Date. Orbis is not in default under or in violation of any provision of its Certificate of Incorporation or Bylaws. Orbis is not in default under or in violation of any provision of any indenture, mortgage, lease, loan or other agreement to which it is a party or is bound or to which its properties are subject, which default or violation would have an adverse effect on Orbis's business.

         3.10 Litigation. There is no action, suit or proceeding to which Orbis is a party (either as a plaintiff or defendant or otherwise) pending or, to Orbis's knowledge, threatened before any court or governmental agency, authority, body or arbitrator, and Orbis is not aware of any basis for any such action, suit or proceeding. Neither Orbis nor any officer, director or employee of Orbis has been permanently or temporarily enjoined by any order, judgment or decree of any court or any governmental agency, authority or body from engaging in or continuing any conduct or practice in connection with the business, assets, or properties of Orbis. There is not in existence on the date hereof any order, judgment or decree of any court, tribunal or agency enjoining or requiring Orbis to take any action of any kind with respect to its business, assets or properties.

         3.11 No Broker's or Finder's Fees . No agent, broker, investment banker, person or firm acting on behalf of Orbis or any of its affiliates or under the authority of any of them is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly in connection with any of the transactions contemplated herein.

         3.12 Tort Claims. Except as disclosed in the Orbis's Master Schedule, there are no personal injury, property damage or other tort claims made against Orbis, not including service calls, and all accidents known to Orbis which could reasonably be expected to give rise to such a claim.

         3.13 Disclosure. The representations and warranties by Orbis in this Agreement, including the certificates, Exhibits and Schedules furnished by Orbis do not contain any untrue or misleading statement of a material fact or omit to state a material fact reasonably related to the transactions covered by this Agreement, and all such representations and warranties are and on the Effective Date will be accurate and complete in all material respects.

4.       REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS.

         Each of the Shareholders represents and warrants to Industrial Imaging, jointly and severally, upon which representations and warranties Orbis relies, and which representations and warranties shall survive the Closing, notwithstanding any investigation of the affairs by Orbis (and its successor Industrial Imaging), as follows:

         4.1 The Shareholders have full power and authority to execute and deliver this Agreement and consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by each of the Shareholders and no other actions or proceedings on the part of the Shareholders are necessary to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by each of the Shareholders and constitutes the valid and legally binding obligation of each of the Shareholders and enforceable against each of them in accordance with its terms, subject only as to enforcement to general equitable principles and to bankruptcy, insolvency, reorganization, moratorium, or similar laws of general application affecting the rights and remedies of creditors.

         4.2 In connection with the receipt by each of the Shareholders of any and all of the Industrial Imaging Common Stock that such Stockholder may receive pursuant to this Agreement, each Stockholder acknowledges by their signature that the Common Stock is not being registered under the Securities Act of 1933, as amended (the "Securities Act"), on the basis of a statutory exemption that is based in part on the representations made by the Shareholders in connection with this Agreement.

         Each Stockholder shall warrant and represent in writing that (a) he or it is acquiring such Common Stock for his or its own account and not with a view to reselling or otherwise distributing such shares in violation of any relevant federal or state securities laws; (b) he or it does not intend to resell or otherwise dispose of such shares unless and until a registration statement under the Securities Act is then in effect with respect to such shares or an exemption from the registration requirements of the Securities Act is then in fact applicable to such transfer; and (c) any and all stock certificates evidencing ownership of any Common Stock shall bear any legends that counsel for Industrial Imaging deem, in their sole opinion, to be required by state or federal law.

5.       CONDITIONS TO CLOSING.

         5.1 Resignation of Officers. The Officers of Orbis, on the Effective Date, shall deliver their resignations, all of which resignations shall take effect on the Effective Date. The new officers of Industrial Imaging shall thereafter be appointed by the Board of Directors of Industrial Imaging.

         5.2 Opinion of Counsel. Triple I shall have received from counsel to Orbis, an opinion, dated the Effective Date, in form and substance satisfactory to the Shareholders as to the matters described in Exhibit E.

         5.3 Accuracy of Representations and Warranties and Performance of Obligations by Triple I and Orbis. The representations and warranties of Triple I and Orbis (applying to both Orbis and its successor corporation Industrial Imaging) set forth in Section 3 shall be true and correct in all material respects on the Effective Date, with the same effect as though made at such time, except for changes expressly contemplated by this Agreement. Orbis shall have performed all obligations and complied with all covenants and conditions required by this Agreement to be performed or complied with by it prior to the Effective Date. Triple I and Orbis shall have received certificates from authorized officers of the other company as to the fulfillment of the conditions set forth in this Section 5.3.

         5.4 Legal Proceedings. No action or proceeding by or before any court or any governmental body shall have been instituted or threatened to restrain, prohibit or invalidate the transactions contemplated by this Agreement which might affect the right of the Shareholders and Triple I to own, operate or control Industrial Imaging after the Effective Date or which, either individually or in the aggregate, might be materially adverse to the operations, business, financial condition or prospects of Industrial Imaging.

         5.5 Orbis Stockholder Approval. The Orbis stockholders shall have approved the Exchange as described in Section 1.

6.       PROVISIONS FOR INDEMNIFICATION

         6.1 In the manner and to the extent provided in this Section 6, Triple I and Industrial Imaging shall be defended, indemnified and held harmless from and against any and all damages, losses and expenses (including reasonable legal and other costs and expenses arising from or in connection with any action, suit, proceeding, claim or investigation) suffered or incurred by either of them or by any of their officers, directors, successor or assigns resulting from (i) any breach of a representation or warranty of Orbis in this Agreement or any Schedule or certificate thereto, (ii) any failure by Orbis to perform any covenant made by it in this Agreement, and (iii) all awards, judgments or settlements arising from or in connection with any action, suit, proceeding or claim by any third party as a consequence of any such breach or failure.

         6.2 Triple I, its directors, officers, employees or agents, if claiming a right to indemnification under the provisions of this Section 6 (hereinafter, the "Indemnitee"), shall give prompt written notice to the Orbis of each claim for indemnification hereunder, specifying the amount and nature of the claim, and of any matter which, in the opinion of the claiming party, is likely to give rise to an indemnification claim. The party against whom such indemnity is sought to be recovered (hereinafter, the "Indemnitor") shall have the right to undertake and control the defense and settlement (so long as such settlement imposes no financial or other obligation upon Triple I or its directors, officers, employees or agents) of any such matter at Indemnitor's sole expense and through legal counsel acceptable to Indemnitee, provided that Indemnitor proceeds in good faith, expeditiously and diligently. Indemnitee shall, at its option and expense, have the right to participate in any defense undertaken by Indemnitor, with legal counsel of its own selection. No settlement or compromise may be made by Indemnitor without the prior written consent of Indemnitee unless (i) prior to such settlement or compromise Indemnitor acknowledges in writing Indemnitor's obligation to pay in full the amount of the settlement or compromise and all associated expenses and (ii) Indemnitee is furnished with security reasonably satisfactory to Indemnitee that Indemnitor will in fact pay such amount and expenses.

         6.3 Orbis shall pay to Indemnities the amount of established claims for indemnification within fifteen (15) days after the establishment thereof. Indemnities may set off the amount of any established claim due to it from the Orbis against Indemnities any Deficiency Payment due to the Shareholders.

         6.4 No claim for indemnification provided in this Section 6 shall be made more than 36 months (or, if longer, the applicable statute of limitations period with respect to tax matters) following the Effective Date.

         6.5 Any remedies of the indemnitees shall be cumulative and not exclusive.

7.      TERMINATION.

         This Agreement may be terminated by Orbis or Triple I, in its sole discretion, upon the occurrence of any of the following circumstances, by written notice given to the non-terminating party on or before the Effective
Date:

         (a) A breach by the non-terminating party of any representation, warranty, covenant or other agreement contained herein; or

         (b) If any condition to its obligations is not fulfilled on or before the Effective Date.

         Notwithstanding the foregoing, the parties may terminate this agreement at any time upon their mutual written agreement.

8. TAX CONSEQUENCES. The Exchange is intended to qualify as a tax-free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code").

9. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Shareholders and the Company with respect to the subject matter hereof and supersedes any and all prior oral or written communications, understanding or agreements concerning the subject matter hereof. This Agreement may be amended or modified only by a written instrument signed by all of the Shareholders and an officer of the Company.

10. WAIVER. No waiver of any right under this Agreement shall be deemed effective unless contained in a writing signed by the Shareholder charged with such waiver, and no waiver of any right arising from any breach or failure to perform shall be deemed to be a waiver of any future such right or of any other right arising under this Agreement.

11. SEVERABILITY. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. If any provision of this Agreement is or becomes or is deemed invalid, illegal or unenforceable to the maximum extent permissible in any jurisdiction, such provision shall be deemed amended to conform to applicable laws so as to be valid and enforceable or, if it cannot be so amended without materially altering the intention of the parties, it shall be stricken and the remainder of this Agreement shall remain in full force and effect.

12. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

13. BINDING AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives and successors.

14. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original.

15. ASSIGNMENT. No Shareholder may assign this Agreement or his rights hereunder without the other Shareholders' written consent, which consent may be withheld at the non-assigning Shareholders' sole discretion.

16. ARBITRATION. Any dispute concerning this Agreement including but not limited to, its existence, validity, interpretation, performance or non-performance, arising before or after termination or expiration of this Agreement, shall be settled by a single arbitrator in Boston, Massachusetts, in accordance with the rules then in effect of the American Arbitration Association. Judgment upon any award may be entered in any court of competent jurisdiction. The cost of such arbitration shall borne equally between the parties thereto unless otherwise determined by such arbitrator.

17. COUNSEL. Each of the parties acknowledges and confirms that each has had the opportunity to secure advice, counsel and suggestions from professional persons of such party's choosing in connection with this Agreement and related matters.

         IN WITNESS WHEREOF, the parties hereto have set their hands and seals on this ___ day of December, 1996.

ATTEST:                                      ORBIS, INC.




                                             By:
----------------------------                    ----------------------------
                                             Pasquale Ruggieri, President

ATTEST:                                      TRIPLE I CORPORATION




                                             By:
----------------------------                    ----------------------------
                                             Juan J. Amodei, Ph.D., President


                              TRIPLE I SHAREHOLDERS


WITNESS:                                     JUAN J. AMODEI, Ph.D.




----------------------------                 ------------------------------


WITNESS:                                     JOSEPH BORDOGNA




----------------------------                 ------------------------------


ATTEST:                                      CENTENNIAL TECHNOLOGIES



                                             By:
----------------------------                   ----------------------------
                                             Emanuel Pinez, President

WITNESS:                                    CHARLES RIVER MORTGAGE
                                            COMPANY, INC.



                                             By:
----------------------------                   ----------------------------

WITNESS:                                     ROBERT COHEN




----------------------------                   ----------------------------

WITNESS:                                     CRESENT CAPITAL COMPANY, LLC




                                             By:
----------------------------                   ----------------------------

WITNESS:                                     EZREIL DIAMOND





----------------------------                   ----------------------------

WITNESS:                                     WILLIAM G. EATON JR.





----------------------------                   ----------------------------

WITNESS:                                     S. MARCUS FINKLE






----------------------------                   ----------------------------

WITNESS:                                     LAWRENCE K. FLEISCHMANN





----------------------------                   ----------------------------

WITNESS:                                     ARTHUR G. JENKINS AND ROBERT R.
                                             JENKINS, JTWROS



                                             By:
----------------------------                   ----------------------------

WITNESS:                                     PETER O. KLIEM





----------------------------                   ----------------------------

WITNESS:                                     DAVID S. LAWI





----------------------------                   ----------------------------

WITNESS:                                     JAMES LEE





----------------------------                   ----------------------------

WITNESS:                                     DAVID & ESTER MANN, JTWROS




                                             By:
----------------------------                   ----------------------------

ATTEST:                                      MASSACHUSETTS COMMUNITY
                                             DEVELOPMENT FINANCE CORPORATION



                                             By:
----------------------------                   ----------------------------

ATTEST:                                      MASSACHUSETTS TECHNOLOGY
                                             DEVELOPMENT CORPORATION



                                             By:
----------------------------                   ----------------------------

WITNESS:                                     POLAROID CORPORATION




----------------------------                   ----------------------------

WITNESS:                                     P. DANIEL QUINN





----------------------------                   ----------------------------

ATTEST:                                        RETIREMENT ACCOUNTS, INC. CUST
                                               FBO JAMES F. TWADDLE



                                             By:
----------------------------                   ----------------------------

WITNESS:                                    JEFFREY RUBIN





----------------------------                   ----------------------------

WITNESS:                                     HAROLD SCHEIN






----------------------------                   ----------------------------

WITNESS:                                     K. JOSEPH SHEKARCHI





----------------------------                   ----------------------------

WITNESS:                                     SHIRLEY HSIN-HUI WANG





----------------------------                   ----------------------------

WITNESS:                                     HARRY HSUAN YEH





----------------------------                   ----------------------------